Ruckus Wireless Networks
Combined Financial Statements
Years Ended December 31, 2025 and 2024
Contents
Report of Independent Auditors    1
Combined Financial Statements
Combined Statements of Operations    3
Combined Statements of Comprehensive Income (Loss)    4
Combined Balance Sheets    5
Combined Statements of Cash Flows    6
Combined Statements of Equity    7
Notes to Combined Financial Statements    8

Report of Independent Auditors
To the Board of Directors of Vistance Networks, Inc.
Opinion
We have audited the combined financial statements of Ruckus Wireless Networks (the Company), which comprise the combined balance sheets as of December 31, 2025 and 2024, and the related combined statements of operations, comprehensive income (loss), equity and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements ).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company s ability to continue as a going concern for one year after the date that the financial statements are avail1able to be issued.
1

Auditors Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
June 15, 2026

Ruckus Wireless Networks
Combined Statements of Operations
(In Thousands)

	Year Ended December 31,
	2025	2024
Net sales	$686,777	$521,189
Cost of sales	235,857	226,597
Gross profit	450,920	294,592
Transition service agreement income	4,562	1,923
Operating expenses:
Selling, general and administrative	228,224	178,583
Research and development	122,603	95,807
Amortization of purchased intangible assets	49,916	49,916
Restructuring costs, net	4,635	2,185
Total operating expenses	405,378	326,491
Operating income (loss)	50,104	(29,976)
Other (expense) income, net	(1,846)	830
Interest income	236	476
Income (loss) before income taxes	48,494	(28,670)
Income tax (expense) benefit	(12,618)	6,024
Net income (loss)	$35,876	$(22,646)
See notes to combined financial statements.

Ruckus Wireless Networks
Combined Statements of Comprehensive Income (Loss)
(In Thousands)

	Year Ended December 31,
	2025	2024
Comprehensive income (loss):
Net income (loss)	$35,876	$(22,646)
Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss)	1,936	(563)
Total comprehensive income (loss)	$37,812	$(23,209)
See notes to combined financial statements.

Ruckus Wireless Networks
Combined Balance Sheets
(In Thousands)

	December 31,
	2025	2024
Assets
Cash and cash equivalents	$129,492	$32,966
Accounts receivable, less allowance for doubtful accounts of $348 and $270, respectively	77,029	70,507
Inventories, net	71,776	55,797
Prepaid expenses and other current assets	7,016	11,882
Total current assets	285,313	171,152
Property, plant and equipment, net of accumulated depreciation of $39,874 and $46,908, respectively	8,267	7,679
Goodwill	376,939	375,624
Other intangible assets, net	120,068	169,984
Deferred income taxes	185,280	191,349
Other noncurrent assets	28,072	28,828
Total assets	$1,003,939	$944,616
Liabilities and equity
Accounts payable	$51,924	$17,528
Accrued and other liabilities	183,249	138,331
Total current liabilities	235,173	155,859
Deferred income taxes	43	1
Other noncurrent liabilities	122,636	112,395
Total liabilities	357,852	268,255
Commitments and contingencies (Note 11)
Equity:
Net parent investment	647,268	679,478
Accumulated other comprehensive loss	(1,181)	(3,117)
Total equity	646,087	676,361
Total liabilities and equity	$1,003,939	$944,616
See notes to combined financial statements.

Ruckus Wireless Networks
Combined Statements of Cash Flows
(In Thousands)

	Year Ended December 31,
	2025	2024
Operating activities
Net income (loss)	$35,876	$(22,646)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	52,233	52,718
Loss on disposal of property, plant, and equipment	5	—
Equity-based compensation	8,680	5,601
Deferred income taxes	6,111	(16,259)
Changes in assets and liabilities:
Accounts receivable	(6,521)	(47,256)
Inventories	(15,978)	49,816
Prepaid expenses and other current assets	(2,303)	(1,659)
Accounts payable	34,009	(32,761)
Accrued and other liabilities	44,514	(13,055)
Other noncurrent assets	828	2,636
Other noncurrent liabilities	10,169	7,967
Other	(319)	294
Net cash generated by (used in) operating activities	167,304	(14,604)
Investing activities
Cash outflows related to debt due from Parent	—	(6,961)
Cash inflows related to debt due from Parent	7,169	—
Additions to property, plant and equipment	(2,218)	(3,311)
Net cash generated by (used in) investing activities	4,951	(10,272)
Financing activities
Financing transactions with Parent, net	(75,753)	55,087
Net cash (used in) generated by financing activities	(75,753)	55,087
Effect of exchange rate changes on cash and cash equivalents	24	(46)
Change in cash and cash equivalents	96,526	30,165
Cash and cash equivalents at beginning of period	32,966	2,801
Cash and cash equivalents at end of period	$129,492	$32,966
See notes to combined financial statements.

Ruckus Wireless Networks
Combined Statements of Equity
(In Thousands)

	Net Parent Investment	Accumulated Other Comprehensive Loss	Total Equity
Balance as of December 31, 2023	$641,436	$(2,554)	$638,882
Net loss	(22,646)	—	(22,646)
Equity-based compensation	5,601	—	5,601
Foreign currency translation loss		(563)	(563)
Change in net parent investment, net	55,087	—	55,087
Balance as of December 31, 2024	679,478	(3,117)	676,361
Net income	35,876	—	35,876
Equity-based compensation	8,680	—	8,680
Foreign currency translation (loss) gain	(1,013)	1,936	923
Change in net parent investment, net	(75,753)	—	(75,753)
Balance as of December 31, 2025	$647,268	$(1,181)	$646,087
See notes to combined financial statements.

Ruckus Wireless Networks
Notes to Combined Financial Statements
(In Thousands, Unless Otherwise Noted)
December 31, 2025
1. Description of the Company and Basis of Presentation
Description of Company
Vistance Networks, Inc. (formerly CommScope Holding Company, Inc.) (Vistance Networks, or the Parent) is a global provider of infrastructure solutions for communication, data center and entertainment networks.
Vistance Networks acquired Ruckus Wireless Networks (Ruckus, or the Company) as part of its broader acquisition of ARRIS International plc (ARRIS) on April 4, 2019. ARRIS was a publicly traded company incorporated in England and Wales and a global leader in entertainment, communications, and networking technology solutions. Prior to January 2025, the Company was one of three businesses within the Parent s Networking, Intelligent Cellular and Security Solutions (NICS) operating and reportable segment, which included Ruckus, Distributed Coverage and Capacity Solutions (DCCS), and Public Key Infrastructure (PKI). The DCCS business includes the Distributed Antenna Systems (DAS) and OneCell components. Effective April 1, 2025, following the transfer of the PKI business to the Parent s Aurora Networks segment and the divestiture of the DAS business unit, the Parent renamed its NICS segment to RUCKUS. On May 1, 2025, the Parent completed the sale of its OneCell business unit included within the RUCKUS segment, making Ruckus the only remaining business unit within the RUCKUS operating and reportable segment.
The Company provides wireless networks for enterprises and service providers. The Company s product solutions include indoor cellular solutions such as indoor and outdoor Wi-Fi and longterm evolution (LTE) access points, access and aggregation switches; an Internet of Things suite, on-premises and cloud-based control and management systems; and software and software-as-a-service applications addressing security, location, reporting and analytics.
Basis of Presentation
The Company has historically operated as part of Vistance Networks and has not historically operated as a stand-alone entity. As a result, separate financial statements have not historically been prepared for the Company. The combined financial statements have been derived from the historical accounting records of Vistance Networks for the years ended December 31, 2025 and 2024. The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and are presented in accordance with the applicable requirements of Regulation S-X. The historical results of

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
1. Description of the Company and Basis of Presentation (continued)
operations, financial position and cash flows of the Company presented in these combined financial statements may not be indicative of what they would have been had the Company been an independent stand-alone entity, nor are they necessarily indicative of the Company s future results of operations, financial position and cash flows.
The Combined Statements of Operations include all revenues and costs directly attributable to the Company and an allocation of expenses related to certain Vistance Networks corporate functions. Expenses have been allocated to the Company based on direct usage or benefit where specifically identifiable, with the remainder allocated primarily pro rata based on an applicable measure of revenues, time spent, headcount, or other relevant measures. These expenses include the cost of corporate functions and resources, including, but not limited to, executive management, finance, information technology, human resources, legal, facilities, corporate marketing, sales, and research and development.
The Company considers these allocations to be a reasonable reflection of the utilization of services or the benefit received by the Company. For the years ended December 31, 2025 and 2024, allocated corporate expenses totaled $79,980 and $72,853, respectively, which were primarily included in selling, general and administrative expenses. However, the allocations may not be indicative of actual expenses that would have been incurred had Ruckus operated as an independent company for the periods presented.
Actual costs that may have been incurred if the Company had been a standalone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and facilities.
The Combined Balance Sheets include assets and liabilities specifically identifiable and attributable to the Company including certain assets and liabilities that were historically held at the corporate level by Vistance Networks.
Vistance Networks applies a centralized approach to cash management in certain jurisdictions. The cash and cash equivalents held by Vistance Networks at the corporate level are not specifically identifiable to the Company and therefore were not attributed for any of the periods presented. Cash and cash equivalents on the Combined Balance Sheets represent cash balances legally owned by certain entities dedicated to the Ruckus business who do not participate in the centralized

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
1.Description of the Company and Basis of Presentation (continued)
Vistance Networks cash management program. Long-term debt and related interest expense held by Vistance Networks have not been attributed to the Company for any of the periods presented because the borrowings are neither directly attributable to the Company nor is the Company the legal obligor of such borrowings. All loan receivables due to the Company by Vistance Networks that were settled in cash are recorded as prepaid expenses and other current assets in the Combined Balance Sheets based on loan maturity dates.
All intercompany transactions and balances within the Company have been eliminated. All other transactions between the Company and Vistance Networks are included as net parent investment within the combined financial statements. See Note 10 to the combined financial statements for further information.
2.Summary of Significant Accounting Policies
Use of Estimates in the Preparation of the Combined Financial Statements
The preparation of the accompanying combined financial statements in conformity with accounting principles generally accepted in the United States (U.S.) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates and their underlying assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other objective sources. The Company bases its estimates on historical experience and on assumptions that are believed to be reasonable under the circumstances and revises its estimates, as appropriate, when events or changes in circumstances indicate that revisions may be necessary. Significant accounting estimates reflected in the Company s financial statements include the allowance for doubtful accounts, reserves for sales returns, discounts, and allowances; inventory excess and obsolescence reserves; product warranty reserves and other contingent liabilities; liabilities for unrecognized tax benefits; and impairment reviews for property, plant and equipment, goodwill and other intangible assets. Although these estimates are based on management s knowledge of and experience with past and current events and on management s assumptions about future events, it is at least reasonably possible that they may ultimately differ materially from actual results.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
2. Summary of Significant Accounting Policies (continued)
Cash and Cash Equivalents
Cash and cash equivalents represent deposits in banks and cash invested temporarily in various instruments with a maturity of three months or less at the time of purchase.
Accounts Receivable and Allowance for Doubtful Accounts
Trade accounts receivable and contract assets for unbilled receivables are stated at the amount owed by the customer, net of allowances for estimated doubtful accounts, discounts, and returns. The Company measures the allowance for doubtful accounts using an expected credit loss model, which uses a lifetime expected loss allowance for all trade accounts receivable and contract assets. To measure the expected credit losses, trade accounts receivable and contract assets are grouped based on shared credit risk characteristics and the days past due based on the contractual terms of the receivable. Contract assets relate to unbilled work in progress and have substantially the same risk characteristics as trade accounts receivable for the same types of contracts. Therefore, the Company has concluded that the expected loss rates for trade accounts receivable are a reasonable approximation of the loss rates for the contract assets.
In calculating an allowance for doubtful accounts, the Company uses its historical experience, external indicators and forward-looking information to calculate expected credit losses using an aging method. The Company assesses impairment of trade accounts receivable on a collective basis, as they possess shared credit risk characteristics which have been grouped based on the days past due.
The expected loss rates are based on the payment profiles of sales over the preceding thirty-six months and the corresponding historical credit losses experienced within this period. The historical loss rates are adjusted to reflect current and forward-looking information on macroeconomic factors affecting the ability of the customers to settle their trade accounts receivable. Accounts are written off against the allowance account when they are determined to be no longer collectible.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
2. Summary of Significant Accounting Policies (continued)
Inventories
Inventories are stated at the lower of cost or net realizable value. Inventory cost is determined on a first-in, first-out (FIFO) basis. Costs such as idle facility expense, excessive scrap and rehandling costs are expensed as incurred. The Company maintains reserves to reduce the value of inventory to the lower of cost or net realizable value, including reserves for excess and obsolete inventory.
Leases
The Company determines if a contract is a lease or contains a lease at inception. Right of use assets related to operating type leases are reported in other noncurrent assets and the present value of remaining lease obligations is reported in accrued and other liabilities and other noncurrent liabilities on the Combined Balance Sheets. For the periods presented, the Company does not have any financing type leases.
Operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. The majority of the Company s leases do not provide an implicit rate; therefore, the Company uses the incremental borrowing rates applicable to the economic environment and the duration of the lease, based on the information available at commencement date, in determining the present value of future payments. The right of use asset for operating leases is measured using the lease liability adjusted for the impact of lease payments made prior to commencement, lease incentives received, initial direct costs incurred and any asset impairments. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the option will be exercised. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.
The Company re-measures and reallocates the consideration in a lease when there is a modification of the lease that is not accounted for as a separate contract. The lease liability is remeasured when there is a change in the lease term or a change in the assessment of whether the Company will exercise a lease option. The Company assesses right of use assets for impairment in accordance with its long-lived asset impairment policy.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
2. Summary of Significant Accounting Policies (continued)
The Company accounts for lease agreements with contractually required lease and non-lease components on a combined basis. Lease payments made for cancellable leases, variable amounts that are not based on an observable index and lease agreements with an original duration of less than twelve months are recorded directly to lease expense.
Property, Plant and Equipment
Property, plant and equipment are stated at cost. Upon application of acquisition accounting, property, plant and equipment are measured at estimated fair value as of the acquisition date to establish a new historical cost basis. Provisions for depreciation are based on estimated useful lives of the assets using the straight-line method. Useful lives generally range from 10 to 35 years for buildings and improvements and 3 to 10 years for machinery and equipment. Expenditures for repairs and maintenance are expensed as incurred.
Goodwill and Other Intangible Assets
Goodwill represents the excess of cost over fair value of net assets of companies acquired. Goodwill was determined using a methodology consistent with that used by Vistance Networks. Goodwill is assigned to the Company s reporting unit based on the difference between the purchase price as allocated to the reporting unit and the estimated fair value of the identified net assets acquired as allocated to the reporting unit. Purchased intangible assets with finite lives are carried at their estimated fair values at the time of acquisition less accumulated amortization and any impairment charges. Amortization is recognized on a straight-line basis over the estimated useful lives of the respective assets, which approximates the pattern that the economic benefits are realized by the Company.
Asset Impairments
Goodwill is tested for impairment annually or at other times if events have occurred or circumstances exist that indicate the carrying value of the reporting unit may exceed its fair value. Property, plant and equipment, intangible assets with finite lives and right of use assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable, based on the undiscounted cash flows expected to be derived from the use and ultimate disposition of the assets. Assets identified as impaired are carried at estimated fair value.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
2. Summary of Significant Accounting Policies (continued)
Revenue Recognition
The Company recognizes revenue based on the satisfaction of distinct obligations to transfer goods and services to customers. The Company s revenue is generated primarily from product or equipment sales. The Company also generates revenue from custom design and installation services as well as bundled sales arrangements that include product, software and services. The Company applies a five-step approach as defined in Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, in determining the amount and timing of revenue to be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when a corresponding performance obligation is satisfied. Most contracts with customers are to provide distinct products or services within a single contract. However, if a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling price.
Product sales to end-customers or distributors represent 78% and 74% of the Company s revenue for the years ended December 31, 2025 and 2024, respectively. This revenue is recognized at a point-in-time, which is generally at the point in time when products have been shipped, right to payment has been obtained and risk of loss has been transferred. Certain of the Company s product performance obligations include proprietary operating system software, which typically is not considered separately identifiable. Therefore, sales of these products and the related software are considered one performance obligation.
The Company has service arrangements where net sales are recognized over time. These arrangements include a variety of post-contract support service offerings, which are generally recognized over time as the services are provided, including the following: maintenance and support services provided under annual service-level agreements; Day 2 professional services to help customers maximize their utilization of deployed systems; and installation services related to the routine installation of equipment ordered by the customer at the customer s site.
Revenue is measured based on the consideration the Company expects to be entitled based on customer contracts. Sales are adjusted for variable consideration amounts, including but not limited to estimated discounts and returns. These estimates are determined based upon historical experience, contract terms, and other related factors. Adjustments to variable consideration

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
2. Summary of Significant Accounting Policies (continued)
estimates are recorded when circumstances indicate revisions may be necessary. Variable consideration is primarily related to the Company s sales to distributors, system integrators and value-added resellers.
A contract liability for deferred revenue is recorded when consideration is received or is unconditionally due from a customer prior to transferring control of goods or services to the customer under the terms of a contract. Deferred revenue balances typically result from advance payments received from customers for product contracts or from billings in excess of revenue recognized on services arrangements.
Unbilled receivables represent amounts earned for which the Company has an unconditional right to payment but has not yet invoiced the customer. When the Company s right to consideration is conditional on future performance or other factors beyond the passage of time, these amounts are classified as contract assets and presented separately from trade accounts receivable in other receivables in the combined balance sheet and are converted to accounts receivable once the Company s right to the consideration becomes unconditional, which varies by contract but is generally based on achieving certain acceptance milestones.
Shipping and Handling Costs
The Company includes shipping and handling costs billed to customers in net sales and includes the costs incurred to transport product to customers as well as certain internal handling costs, which relate to activities to prepare goods for shipment, as cost of sales. Shipping and handling costs incurred after control is transferred to the customer are accounted for as fulfillment costs and are not accounted for as separate revenue obligations.
Tax Collected from Customers
Taxes assessed by a government authority that are both imposed on and concurrent with a specific revenue-producing transaction, which are collected by the Company from customers, are excluded from net sales.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
2. Summary of Significant Accounting Policies (continued)
Advertising Costs
Advertising costs are expensed in the period in which they are incurred and are reflected in selling, general and administrative expense on the Combined Statements of Operations. Advertising expense was $10,994 and $6,274 for the years ended December 31, 2025 and 2024 including costs allocated of $2,110 and $450, respectively.
Product Warranties
The Company recognizes a liability for the estimated claims that may be paid under its customer assurance-type warranty agreements to remedy potential deficiencies of quality or performance of the Company s products. These product warranties extend over various periods, depending on the product subject to the warranty and the terms of the individual agreements. The Company records a provision for estimated future warranty claims as cost of sales based upon the historical relationship of warranty claims to sales and specifically identified warranty issues. The Company bases its estimates on assumptions that are believed to be reasonable under the circumstances and revises its estimates, as appropriate, when events or changes in circumstances indicate that revisions may be necessary. Such revisions may be material.
Research and Development
Research and development (R&D) costs are expensed in the period in which they are incurred. R&D costs include materials and equipment that have no alternative future use, depreciation on equipment and facilities currently used for R&D purposes, personnel costs, contract services and reasonable allocations of indirect costs, if clearly related to an R&D activity. Expenditures related to ongoing production are recorded in cost of sales.
During the years ended December 31, 2025 and 2024, the Company incurred research and development costs of $122,603 and $95,807 including costs allocated of $633 and $481, respectively.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
2. Summary of Significant Accounting Policies (continued)
Restructuring
The Company records restructuring charges associated with management-approved restructuring plans, which could include the elimination of job functions, closure or relocation of facilities, reorganization of operations, changes in management structure, workforce reductions or other actions. Restructuring charges may include ongoing and enhanced termination benefits related to employee separations, contract termination costs, impairment of certain assets and other related costs associated with exit or disposal activities. Severance benefits are provided to employees primarily under the Company s ongoing benefit arrangements. These severance costs are accrued once management commits to a plan of termination and it becomes probable that employees will be separated and entitled to benefits at amounts that can be reasonably estimated. In some instances, the Company enhances its ongoing termination benefits with one-time termination benefits, which are recognized when employees are notified of their enhanced termination benefits.
Foreign Currency Translation
The combined financial statements were prepared using the U.S. Dollar as the reporting currency. For the years ended December 31, 2025 and 2024 approximately 40.6% and 41.6%, respectively, of the Company s net sales were to customers located outside the U.S. A portion of these sales was denominated in currencies other than the U.S. dollar, particularly sales from the Company s foreign subsidiaries. The financial position and results of operations of certain of the Company s foreign subsidiaries are measured using the local currency as the functional currency. Revenues and expenses of these foreign subsidiaries have been translated from their respective functional currencies into U.S. dollars at average exchange rates prevailing during the periods. Assets and liabilities of these subsidiaries have been translated at the exchange rates as of the balance sheet date. Translation gains and losses are recorded in accumulated other comprehensive loss. Upon sale or liquidation of an investment in a foreign subsidiary, the amount of net translation gains or losses that have been accumulated in other comprehensive loss attributable to that investment are reported as a gain or loss in earnings in the period in which the sale or liquidation occurs.
Aggregate foreign currency remeasurement gains and losses, such as those resulting from the settlement of receivables or payables, foreign currency contracts and short-term intercompany advances in a currency other than the subsidiary s functional currency, are recorded currently in earnings (included in other (expense) income, net) and resulted in (losses) gains of $(1,846) and $830, during the years ended December 31, 2025 and 2024, respectively.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
2. Summary of Significant Accounting Policies (continued)
Equity-Based Compensation
The estimated fair value of stock awards is recognized as expense over the requisite service periods. Forfeitures of stock awards are recognized as they occur. The Company records deferred tax assets related to compensation expense for awards that are expected to result in future tax deductions for the Company, based on the amount of compensation cost recognized and the Company s statutory tax rate in the jurisdiction in which it expects to receive a deduction. Differences between the deferred tax assets recognized for financial reporting purposes and actual tax deductions reported on the Company s income tax return are recorded in the Combined Statements of Operations within income tax (expense) benefit.
Fair Value Measurements
The Company s financial instruments consist primarily of cash and cash equivalents, trade receivables, and trade payables. The carrying amounts of these financial instruments as of December 31, 2025 and 2024 were considered representative of their fair values due to their short terms to maturity.
Fair value measurements using quoted prices in active markets for identical assets and liabilities fall within Level 1 of the fair value hierarchy, measurements using significant other observable inputs fall within Level 2, and measurements using significant unobservable inputs fall within Level 3.
Pension Plans
Multiemployer Plans
Although Vistance Networks does not participate in multiemployer benefit plans, certain Ruckus employees in the U.S. and in other foreign countries participate in pension plans sponsored by Vistance Networks. Therefore, these plans are accounted for in accordance with FASB ASC Subtopic 715-80 Compensation Retirement Benefits: Multiemployer Plans. As such, the Company is allocated relevant participation costs for these employee benefit plans from Vistance Networks.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
2. Summary of Significant Accounting Policies (continued)
The Company has not recorded any assets and liabilities associated with its participation in these plans in the Combined Balance Sheets as of December 31, 2025 and 2024 as any contributions required for such participation were paid as of year-end. Pension costs associated with its participation in these plans are recorded as a component of corporate allocations described in Note 10.
Defined Contribution Plans
Employees of the Company participate in defined contribution retirement savings plans sponsored by Vistance Networks including 401(k) plans and non-contributory and contributory deferred compensation plans. These plans allow employees meeting certain requirements to contribute a portion of their compensation on a pretax and/or after-tax basis in accordance with guidelines established by the plans and the Internal Revenue Service or other tax authorities. Vistance Networks matches a percentage of the employee contributions up to certain limits. The U.S. 401(k) plan is the most significant defined contribution plan. During the years ended December 31, 2025 and 2024 the Company recognized expenses associated with the U.S. 401(k) plans of $5,694 and $5,120, respectively.
Net Parent Investment
Net parent investment in the Combined Balance Sheets and Combined Statements of Equity represents Vistance Networks historical investment in the Company, the accumulated income (deficit) and the net effect of the transactions with and allocations from the Parent.
Income Taxes
The Company is included in the foreign and domestic tax returns of Vistance Networks. The provision for income taxes is calculated using the separate-return method. Under this methodology, the Company is assumed to file a separate return with the tax authority in each jurisdiction in which it operates, thereby reporting its taxable income or loss. The Company's current provision is the amount of tax payable or refundable on the basis of a hypothetical, current-year separate return. The Company provides deferred taxes on temporary differences and on any carryforwards that it could claim on its hypothetical returns and assesses the need for a valuation allowance on the basis of its proposed separate-return results.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
2. Summary of Significant Accounting Policies (continued)
Tax benefits that result from uncertain tax positions may be recognized only if they are considered more likely than not to be sustainable, based on their technical merits. The amount of benefit to be recognized is the largest amount of tax benefit that is at least 50% likely to be realized.
Concentrations of Risk
Non-derivative financial instruments used by the Company in the normal course of business include letters of credit and commitments to extend credit, primarily accounts receivable. The Company generally does not require collateral on its accounts receivable. These financial instruments involve risk, including the credit risk of nonperformance by the counterparties to those instruments, and the actual loss may exceed the reserves provided in the Company s Combined Balance Sheets.
During the years ended December 31, 2025 and 2024, net sales to the Company s two largest customers accounted for a combined 36% and 33%, respectively. As of December 31, 2025 and 2024, the two largest customers accounted for a combined 38% and 39% of the Company s accounts receivable, respectively. No other customers accounted for 10% or more of the Company s net sales or accounts receivable as of these dates.
The Company manages its exposures to credit risk associated with accounts receivable using tools such as credit approvals, credit limits and monitoring procedures. The Company estimates the allowance for doubtful accounts based on the actual payment history and individual circumstances of significant customers as well as the age of receivables. In management s opinion, as of December 31, 2025, the Company did not have significant unreserved risk of credit loss due to the non-performance of customers or other counterparties related to amounts receivable. However, an adverse change in financial condition of a significant customer or group of customers or in the telecommunications industry could materially affect the Company s estimates related to doubtful accounts.
The principal raw materials and components purchased by the Company (wired switches, access points, capacitors, memory devices and silicon chips) are subject to changes in market price as these materials are linked to various commodity markets. The Company attempts to mitigate these risks through effective requirements planning and by working closely with its key suppliers to obtain the best possible pricing and delivery terms.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
2. Summary of Significant Accounting Policies (continued)
The Company relies on sole suppliers or a limited group of suppliers for all Ruckus products. Any disruption or termination of these arrangements could have a material adverse impact on the Company s results of operations.
Recent Accounting Pronouncements
Adopted in 2025
On January 1, 2025, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The new guidance improves income tax disclosures by requiring additional information related to the rate reconciliation and income taxes paid, including 1) consistent categories and greater disaggregation of information in the rate reconciliation and 2) disaggregation of income taxes paid by jurisdiction. The guidance is effective for the Company on a prospective or retroactive basis, beginning January 1, 2025 for the annual period. As a result, the Company has enhanced its income tax disclosures to align with the new guidance on a prospective basis. As the adoption of this ASU relates to disclosures only, there was no impact to the Company s results of operations and financial condition.
Issued but Not Adopted
In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements. The new guidance addresses various technical corrections, clarifications, and minor improvements to the ASC. The ASU addresses 33 issues, primarily clarifying existing guidance, correcting errors, or making minor improvements to enhance the understandability and application of the ASC. The amendments are varied in nature and may impact the application of guidance in areas where the original guidance was unclear. The guidance is effective for the Company beginning January 1, 2027 for the interim and annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of the new guidance on the combined financial statements.
In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements. The new guidance aims to enhance the clarity and navigability of guidance related to interim disclosures. This guidance clarifies when the guidance in ASC Topic 270 is applicable and specifies the disclosures required during interim reporting periods. The amendments clarify that ASC Topic 270 applies to all entities that provide interim financial

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
2. Summary of Significant Accounting Policies (continued)
statements and notes in accordance with generally accepted accounting principles (GAAP). The ASU provides a comprehensive list of interim disclosures required by GAAP, which is intended to improve efficiency in using the ASC. This list clarifies existing requirements and does not aim to expand or reduce current interim disclosure obligations. The guidance is effective for the Company beginning January 1, 2028 for the interim and annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of the new guidance on the interim combined financial statements.
In September 2025 the FASB issued ASU No. 2025-06, Intangibles Goodwill and Other Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. The new guidance modernizes the accounting for software costs and provides the following criteria for capitalization of software costs: (1) management has authorized and committed to funding the software project; and (2) it is probable that the project will be completed and the software will be used to perform the function intended. The guidance is effective for the Company on a prospective, modified prospective or retrospective basis, beginning January 1, 2028 for the interim and annual periods. Early adoption is permitted. The Company is currently evaluating the impact of the new guidance on the combined financial statements.
In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The new guidance is expected to provide decision-useful information to investors and other financial statement users while reducing the time and effort necessary to analyze and estimate credit losses for current accounts receivable and current contract assets. The amendments in this update introduce a practical expedient when applying the guidance related to the estimation of expected credit losses for current accounts receivable and current contract assets resulting from transactions arising from contracts with customers. The guidance is effective for the Company on a prospective basis, beginning January 1, 2026 for the interim and annual periods. Early adoption is permitted. The adoption of ASU 2025-05 will not have a material impact on the Company s combined financial statements or disclosures.
In November 2024, the FASB issued ASU No. 2024-03, Income Statement Reporting Comprehensive Income Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date). The new guidance improves disclosures for expenses of public entities and addresses requests from investors for more detailed information about the types of expenses in commonly presented expense captions. Coupled with recent standards that enhanced the

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
disaggregation of revenue and income tax information, the disaggregated expense information required by these amendments will enable investors to better understand the major components of an entity's income statement. The guidance is effective for the Company on a prospective or retrospective basis, as of January 1, 2027 for the annual period. Early adoption is permitted. As this ASU relates to disclosures only, there will be no impact to the Company's combined results of operations and financial condition.
3. Goodwill and Other Intangible Assets
The following table presents details of the Company's intangible assets other than goodwill:

	December 31, 2025			December 31, 2024
	Gross Carrying Amount	Accelerated Amortization	Net Carrying Amount	Gross Carrying Amount	Accelerated Amortization	Net Carrying Amount
Customer base	$155,000	$(69,750)	$85,250	$155,000	$(59,417)	$95,583
Patents and technologies	248,000	(239,143)	8,857	248,000	(203,714)	44,286
Tradenames & trademarks	54,000	(28,039)	25,961	54,000	(23,885)	30,115
Total intangible assets	$457,000	$(336,932)	$120,068	$457,000	$(287,016)	$169,984
There were no impairments of finite lived intangible assets identified during the years ended December 31, 2025 or 2024.
Amortization expense for intangible assets was $49,916 and $49,916, for the years ended December 31, 2025 and 2024, respectively. Future amortization expense for intangible assets as of December 31, 2025 is as follows:

Estimated Amortization Expense
2026	$23,344
2027	14,487
2028	14,487
2029	14,487
2030	14,487
Thereafter	38,776

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
3. Goodwill and Other Intangible Assets (continued)
The following table presents the activity in goodwill:

Total
Gross goodwill as of December 31, 2023	$417,525
Accumulated impairment losses	(41,200)
Net goodwill as of December 31, 2023	$376,325
FY24 activity
Foreign currency translation loss	$(701)
Gross goodwill as of December 31, 2024	$416,824
Accumulated impairment losses	(41,200)
Net goodwill as of December 31, 2024	$375,624
FY25 activity
Foreign currency translation gain	$1,315
Gross goodwill as of December 31, 2025	$418,139
Accumulated impairment losses	(41,200)
Net goodwill as of December 31, 2025	$376,939

During the annual impairment tests performed in the fourth quarter of 2025 and 2024, respectively, no goodwill impairments were identified.
Estimating the fair value of a reporting unit involves uncertainties because it requires management to develop numerous assumptions, including assumptions about the future growth and potential volatility in revenues and costs, capital expenditures, industry economic factors and future business strategy. Changes in projected revenue growth rates, projected EBITDA margin percentages, terminal growth rates, lower market multiples or estimated discount rates due to uncertain market conditions, loss of one or more key customers, changes in the Company s strategy, changes in technology or other factors could negatively affect the fair value of the Company s reporting unit and result in a material impairment charge in the future.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
4. Revenue from Contracts with Customers
Customer Contract Balances
The following table provides the balance sheet location and amounts of contract assets, or unbilled accounts receivable, and contract liabilities, or deferred revenue, from contracts with customers as of December 31, 2025 and 2024.

		December 31,
Contract Balance Type	Balance Sheet Location	2025	2024
Unbilled accounts receivable	Accounts receivable, less allowance for doubtful accounts	$90	$261
Deferred revenue - current	Accrued other liabilities	88,029	77,275
Deferred revenue - noncurrent	Other noncurrent liabilities	92,265	79,680

5. Leases
The Company has operating type leases for real estate both in the U.S. and internationally. As of December 31, 2025 and 2024, the Company had no finance type leases. Operating lease expense related to leases attributable to the Company was $7,730 and $7,718 for the years ended December 31, 2025 and 2024, respectively. Operating lease expense related to leases attributable to the Parent are allocated within the Combined Statements of Operations.
Supplemental cash flow information related to operating leases:

	Year Ended December 31,
	2025	2024
Operating cash paid to settle lease liabilities	$7,946	$8,312
Right of use asset additions in exchange for lease liabilities	2,969	4,404

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
5. Leases (continued)
Supplemental balance sheet information related to operating leases:

		December 31,
	Balance Sheet Location	2025	2024
Right of use assets	Other noncurrent assets	$23,686	$25,753
Lease liabilities	Accrued and other liabilities	6,238	5,655
Lease liabilities	Other noncurrent liabilities	23,802	27,059
Total lease liabilities		$30,040	$32,714

Weighted average remaining lease term (in years)	5.9
Weighted average discount rate	6.8%
Future minimum lease payments under non-cancellable leases as of December 31, 2025 are as follows:

Operating Leases
2026	$ 7,963
2027	5,514
2028	5,310
2029	4,731
2030	4,615
Thereafter	8,056
Total minimum lease payments	36,189
Less: imputed interest	(6,149)
Total	$ 30,040

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
6. Supplemental Financial Statement Information
Inventories

	December 31,
	2025	2024
Raw materials	$2,829	$—
Work in progress	3,120	122
Finished goods	65,827	55,675
Total inventories, net	$71,776	$55,797

Property, Plant and Equipment

	December 31,
	2025	2024
Buildings and improvements	$13,014	$14,518
Machinery and equipment	33,485	39,148
Construction in progress	1,642	921
	48,141	54,587
Accumulated depreciation	(39,874)	(46,908)
Total property, plant and equipment, net	$8,267	$7,679

Depreciation expense was $3,304 and $3,612 during the years ended December 31, 2025 and 2024, respectively, including costs allocated of $987 and $810, respectively. No interest was capitalized during the periods presented.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
6. Supplemental Financial Statement Information (continued)
Accrued and Other Liabilities

	December 31,
	2025	2024
Deferred revenue	$88,029	$77,275
Compensation and employee benefit liabilities	55,913	17,177
Product warranty accrual	10,264	7,281
Operating lease liabilities	6,238	5,655
Contract manufacturing liability	2,688	14,862
Other	20,117	16,081
Total accrued and other liabilities	$183,249	$138,331

Accumulated Other Comprehensive Loss
The following table presents changes in accumulated other comprehensive loss (AOCL), net of tax:

	December 31,
	2025	2024
Foreign currency translation
Balance at beginning of period	$(3,117)	$(2,554)
Other comprehensive income (loss)	923	(563)
Amount reclassified from AOCL	1,013	—
Balance at end of period	$(1,181)	$(3,117)
During the year ended December 31, 2025, $1,013 of foreign currency translation related to the divestiture of Vistance Networks Outdoor Wireless Networks (OWN) segment was reclassified from net AOCL and recorded in net parent investment on the Combined Balance Sheet.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
6. Supplemental Financial Statement Information (continued)

Cash Flow Information
	Year Ended December 31,
	2025	2024
Cash paid during the period for:
Income taxes, net of refunds	$ 5,901	$ 2,039

7. Restructuring Costs
The Company incurs costs associated with restructuring initiatives intended to improve overall operating performance and profitability. The costs related to restructuring actions are generally cash-based and primarily consist of employee-related costs, which include severance and other one-time termination benefits.
In addition to the employee-related costs, the Company records other costs associated with restructuring actions such as the gain or loss on the sale of facilities and impairment costs arising from unutilized real estate or equipment. The Company attempts to sell or lease this unutilized space but additional impairment charges may be incurred related to these or other excess assets.
During the years ended December 31, 2025 and 2024, the Company incurred restructuring cost, net of $4,635 and $2,185, respectively, including costs allocated of $1,228 and $299, respectively.

Restructuring Costs
Balance as of January 1, 2024	$70
Additional expense	1,886
Cash paid	(1,517)
Balance as of December 31, 2024	439
Additional expense	3,407
Cash paid	(1,809)
Balance as of December 31, 2025	$2,037

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
7.Restructuring Costs (continued)
Restructuring liabilities of $2,037 and $439 as of December 31, 2025 and 2024, respectively, are included in accrued and other liabilities on the Combined Balance Sheets. Additional restructuring actions are expected to be identified, and the resulting charges and cash requirements could be material.
8.Income Taxes
The Company is included in the foreign and domestic tax returns of Vistance Networks. The provision for income taxes is calculated by using, in general, a separate-return methodology. Under this methodology, the Company is assumed to file a separate return with the tax authority in each jurisdiction in which it operates, thereby reporting its taxable income or loss and paying the applicable tax to or receiving the appropriate refund from Vistance Networks. The Company s current provision is the amount of tax payable or refundable on the basis of a hypothetical, current-year separate return. The Company provides deferred taxes on temporary differences and on any carryforwards that it could claim on its hypothetical returns and assesses the need for a valuation allowance on the basis of its proposed separate-return results.
Income (loss) before income taxes includes the results from domestic and international operations as follows:

	Year Ended December 31,
	2025	2024
U.S. companies	$23,836	$(35,457)
Non-U.S. companies	24,658	6,787
Income (loss) before income taxes	$48,494	$(28,670)

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
8. Income Taxes
Significant components of income tax expense (benefit) were as follows:

	Year Ended December 31,
	2025	2024
Current:
Federal	$426	$6,540
State	6,081	2,507
Foreign	—	1,188
Current income tax expense	$6,507	$10,235
Deferred:
Federal	$4,461	$(14,243)
State	687	(141)
Foreign	963	(1,875)
Deferred income tax expense (benefit)	6,111	(16,259)
Total income tax expense (benefit)	$12,618	$(6,024)

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
8. Income Taxes (continued)
The following table reflects the effective income tax rate reconciliation for the year ended December 31, 2025 (ASU 2023-09) (Prospective Adoption):

	Amount	% of Statutory Tax
Pre-tax book income	$48,494	—%
U.S. federal statutory tax rate	10,184	21.0
State and local income taxes, net of federal income tax effect	978	2.0
Foreign tax effects:
Effect of rates different than statutory	782	1.6
Other foreign jurisdictions	787	1.6
Tax credits:
U.S. R&D credit	(2,842)	(5.8)
Other	2,729	5.6
Income tax provision	$12,618	26.8%

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
8. Income Taxes (continued)
The Company adopted ASU 2023-09 prospectively beginning in fiscal year 2025. As permitted by the standard, prior-period disclosures have not been retrospectively adjusted. The reconciliation of income taxes attributable to operations at the applicable U.S. federal statutory tax rates to income tax expense for periods prior to adoption reflects the presentation required under legacy ASC 740 and is not directly comparable to the current year presentation.

Year Ended December 31, 2024
Income tax expense at federal statutory rate	$(6,021)
State income taxes, net of federal tax effect	(980)
U.S. federal R&D credits	(4,079)
Withholding taxes and Subpart F income, net of foreign tax credits	804
Foreign earnings taxed at other than federal rate	125
Other	4,127
Total income tax expense	$(6,024)

Cash paid for income taxes, net of refunds received by jurisdiction pursuant to the disclosure requirements of ASU 2023-09, is as follows:

Year Ended December 31, 2025
Foreign
United Kingdom	$4,078
India	1,125
Other	698
Cash paid for income taxes, net of refunds received	$5,901

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
8. Income Taxes (continued)
The components of deferred income tax assets and liabilities and the classification of deferred tax balances on the balance sheet were as follows:

	December 31,
	2025	2024
Deferred tax assets:
Accounts receivable, inventory and warranty reserves	$25,030	$31,183
Employee benefits	5,801	599
Net operating losses and tax credit carryforwards	30,264	665
Capitalized research and development costs	81,179	126,966
Deferred revenue	42,841	37,300
Other	9,313	12,366
Total deferred tax assets	$194,428	$209,079
Deferred tax liabilities:
Intangible assets	(9,191)	(17,731)
Total deferred tax liabilities	(9,191)	(17,731)
Net deferred tax asset	185,237	191,348
Deferred taxes recognized on the balance sheet:
Noncurrent deferred tax asset	185,280	191,349
Noncurrent deferred tax liability	(43)	(1)
Net deferred tax asset	$185,237	$191,348

The deferred tax asset for federal and state net operating losses and tax credit carryforwards as of December 31, 2025 (net of federal tax effects) of $30,264 which have an expiration date of 2040. Certain of these foreign net operating loss carryforwards are subject to local restrictions limiting their utilization. There are no valuation allowances related to deferred tax assets.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
8. Income Taxes (continued)
The following table reflects a reconciliation of the beginning and end of period amounts of gross unrecognized tax benefits, excluding interest and penalties:
Uncertain Tax Positions

	Year Ended December 31,
	2025	2024
Balance at beginning of period	$2,596	$1,984
Increase related to prior periods	—	—
Decrease related to prior periods	—	—
Increase related to current periods	426	612
Decrease related to settlements with taxing authorities	—	—
Decrease related to lapse in statutes of limitations	—	—
Balance at end of period	$3,022	$2,596
The Company s liability for unrecognized tax benefits that, if recognized, would favorably affect the effective tax rate in future periods was $3,022 and $2,596 as of December 31, 2025 and 2024, respectively. The Company operates in numerous jurisdictions worldwide and is subject to routine tax audits on a regular basis. The determination of the Company s unrecognized tax benefits involves significant management judgment regarding interpretation of relevant facts and tax laws in each of these jurisdictions.
Unrecognized tax benefits are reviewed and evaluated on an ongoing basis and may be adjusted for changing facts and circumstances including the lapse of applicable statutes of limitation and closure of tax examinations. Although the timing and outcome of such events are difficult to predict, the Company estimates that the balance of unrecognized tax benefits, excluding the impact of accrued interest and penalties, will be immaterial to the overall financial statements.
Interest and penalties related to unrecognized tax benefits is considered immaterial to the overall financial statements. The Company was historically included in Vistance Networks and ARRIS federal, state and local tax returns, with statutes of limitation generally ranging from 3 to 4 years. The Company is generally no longer subject to federal tax examinations for years prior to 2021 or state and local tax examinations for years prior to 2019. Tax returns related to the Company filed by Vistance Networks and ARRIS are generally subject to statutes of limitations of 3 to 7 years

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
8.Income Taxes (continued)
and are generally no longer subject to examination for years prior to 2020. In many jurisdictions, tax authorities retain the ability to review prior years tax returns and to adjust any net operating loss or tax credit carryforwards from these years that are available to be utilized in subsequent periods.
The Organization for Economic Co-operation and Development has proposed a global minimum tax of 15% under its Pillar Two Model Rules. Beginning in 2023, many countries began to incorporate Pillar Two into their domestic laws with Pillar Two becoming effective in some countries beginning in 2024. In 2025, the Company incurred insignificant tax expense in connection with Pillar Two. On January 5, 2026, the OECD released a comprehensive package for a side-by-side arrangement with respect to Pillar Two. Notably, once adopted, this new guidance will prevent other countries from imposing tax on the U.S. profits of American companies. The Company will continue to monitor U.S. and international legislative developments, including further announcements on the side-by-side package, to assess any potential impacts on its operations.
On July 4, 2025, U.S. legislation formally titled An Act to Provide for Reconciliation Pursuant to Title II of H. Con. Res. 14 (the Act), commonly referred to as the One Big Beautiful Bill Act, was signed into law. The Act, among other provisions, extended certain key elements of the 2017 Tax Cuts and Jobs Act and introduced targeted changes to the U.S. federal income tax regime. The effects of OBBBA are reflected in the combined financial statements for the year ended December 31, 2025.
9.Equity-Based Compensation
Equity-Based Compensation Plans
Vistance Networks has share-based compensation plans under which it grants stock options, stock appreciation rights, restricted stock, stock units (including restricted stock units (RSUs) and deferred stock units), performance awards, and other stock-based awards and cash-based awards.
As of December 31, 2025, $3,746 of total unrecognized compensation expense related to unvested RSUs and performance share units (PSUs) is expected to be recognized over a remaining weighted average period of 2.1 years. There were no significant capitalized equity-based compensation costs at December 31, 2025.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
9. Equity-Based Compensation (continued)
Employees of the Company hold RSUs and performance awards during the periods presented in the Combined Statements of Operations. The following table shows a summary of the equity-based compensation expense included in the Combined Statements of Operations, which includes an allocation of equity-based compensation expense for Vistance Networks corporate and shared functional employees of $5,876 and $1,967 for the years ended December 31, 2025 and 2024, respectively:

	Year Ended December 31,
	2025	2024
Selling, general and administrative	$6,514	$3,822
Research and development	1,320	1,214
Cost of sales	846	565
Total equity-based compensation expense	$8,680	$5,601

Vistance Networks believes the valuation techniques and the approaches utilized to develop the underlying assumptions are appropriate in estimating the fair values of its equity-based compensation. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive equity awards. Subsequent events are not indicative of the reasonableness of the original estimates of fair value made by Vistance Networks.
Restricted Stock Units
RSUs entitle the holder to shares of Vistance Networks common stock after a vesting period of generally three years. The fair value of the awards is determined on the grant date based on Vistance Networks stock price.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
9. Equity-Based Compensation (continued)
The following table summarizes the RSU activity (in thousands, except per share data), excluding RSU awards for Vistance Networks corporate and shared functional employees:

	Restricted Stock Units	Weighted Average Grant Date Fair Value Per Share
Non-vested share units at December 31, 2024	1,370	$3.14
Granted	548	6.20
Vested and shares issued	(638)	4.26
Non-vested share units at December 31, 2025	1,280	$3.90

The weighted average grant date fair value per unit of these awards granted during the years ended December 31, 2025 and 2024 was $6.20 and $1.53, respectively. The total fair value of RSUs that vested during the years ended December 31, 2025 and 2024 was $2,716 and $4,588, respectively.
Performance Share Units
PSUs are stock awards in which the number of shares ultimately received by the employee depends on achievement toward a performance measure. Certain of Vistance Networks PSUs have an internal performance measure and vest at the end of three years with the number of shares issued varying between 0% and 200% of the units granted. Beginning in 2025, Vistance Networks also granted PSUs that vest over three years but are earned based on annual performance periods; these awards are divided into three equal tranches, each tied to the applicable annual internal performance measure, with each tranche payable between 0% and 200% of the units granted. The fair value of all such awards is determined on the date of grant based on the Vistance Networks stock price.
Vistance Networks also has PSUs with a market condition based on the total stockholder return (TSR) ranking relative to the S&P 500 TSR for a three-year period. The number of shares issued under these awards can vary between 0% to 200% of the number of PSUs granted. Vistance Networks uses a Monte Carlo simulation model to estimate the fair value of PSUs with a market condition performance measure at the date of grant. Key assumptions used in the model include

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)

9. Equity-Based Compensation (continued)

the risk-free interest rate, which reflects the yield on zero-coupon U.S. treasury securities, and stock price volatility, which is derived based on the historical volatility of the Vistance Networks stock.

During the year ended December 31, 2025, certain PSUs expired as the market condition based on Vistance Networks TSR ranking relative to the S&P 500 TSR was not met. Consequently, no shares were issued related to these awards.

The following table summarizes the PSU activity (in thousands, except per share data) excluding PSU awards for Vistance Networks corporate and shared functional employees:

	Performance Share Units	Weighted Average Grant Date Fair Value Per Share
Non-vested share units at December 31, 2024	230	$4.32
Vested and shares issued	(4)	8.68
Forfeited	(2)	8.68
Non-vested share units at December 31, 2025	224	$4.20

No PSUs were granted during the year ended December 31, 2025 and 2024. The total fair value of PSUs that vested during the year ended December 31, 2025 was $38. No PSUs vested during the year ended December 31, 2024.

10. Related-Party Transactions

These combined financial statements include related party transactions with Vistance Networks that include the following:

•Allocations for management costs and corporate support services provided to the Company totaled $73,708 and $70,769 during the years ended December 31, 2025 and 2024, respectively;

•Allocations for depreciation related to shared fixed assets (see Note 6);

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)

10. Related-Party Transactions (continued)
•Allocations for certain shared research and development costs (see Note 2);
•Employees of the Company participate in the Vistance Networks defined benefit and defined contribution pension plans (see Note 2);
•Allocations for certain shared advertising expenses (see Note 2);
•Allocations for certain shared restructuring costs (see Note 7);
•Allocations of equity-based compensation for employees in the Vistance Networks equity-based compensation plans (see Note 9);
•Allocations for transition services agreement income related to support services provided by the Company, totaling $4,562 and $1,923, during the years ended December 31, 2025 and 2024, respectively.
Transition service agreement income
Transition service agreement (TSA) income is related to the TSA entered in conjunction with the closing of the transactions to divest of the Parent's OWN segment and DAS business unit in January 2025 and the OneCell business in April 2025, as well as the closing of the transaction to divest of the Home Networks (Home) business in January 2024. Under the TSAs, the Company provides and receives certain post-closing support on a transitional basis.
Debt due from Parent
On April 19, 2024, the Company and Vistance Networks entered into a revolving loan agreement providing Vistance Networks with access to borrow up to $10 million to fund its working capital and operating activities. The maturity date of the revolving loan was originally April 31, 2025, but the loan was amended to extend the maturity date to April 30, 2026. As of December 31, 2024, the Company had lent $6.7 million on the facility, which is presented within prepaid expenses and other current assets on the Combined Balance Sheets. On November 19, 2025, Vistance Networks repaid the entire outstanding balance of its revolving credit facility with the Company.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
10.Related-Party Transactions (continued)
Interest income on the loan accrues quarterly at an annualized interest rate equal to 10%, for a total of $236 and $476 for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2024, a corresponding accrued interest receivable was recorded as prepaid expenses and other current assets on the Combined Balance Sheets.
Net Parent Investment
As discussed in the basis of presentation in Note 1, all balances and transactions among the Company and related parties which include the transfer of cash and cash equivalents to and from Vistance Networks and the total net effect of the settlement of intercompany transactions which are not historically cash settled between the Company and Vistance Networks, including cash sweeps in the centralized cash management system, are reflected in net parent investment. Allocations for depreciation related to shared assets are reflected as cash outflows from operating activities and cash inflows from financing transactions with Parent, net on the Combined Statements of Cash Flows.
11.Commitments and Contingencies
The following table summarizes the activity in the product warranty accrual, included in accrued and other liabilities:

	Year Ended December 31,
	2025	2024
Product warranty accrual, beginning of period	$7,281	$11,525
Provision for warranty claims	9,177	4,272
Warranty claims paid	(6,194)	(8,516)
Product warranty accrual, end of period	$10,264	$7,281

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
11. Commitments and Contingencies (continued)
Legal Proceedings
The Company is a party to certain intellectual property claims and also periodically receives notices asserting that its products infringe on another party s patents and other intellectual property rights. These claims and assertions, whether against the Company directly or against its customers, could require the Company to pay damages, royalties, stop offering the relevant products and/or cease other activities. The Company may also be called upon to indemnify certain customers for costs related to products sold to such customers. While the outcome of these claims and notices is uncertain and a reasonable estimate of the loss from unfavorable outcomes in certain of these matters cannot be determined, an adverse outcome could result in a material loss.
The Company did not have any material litigation as of and during the years ended December 31, 2025 and 2024.
The Company is also a plaintiff or a defendant in certain other pending legal matters in the normal course of business. Management believes none of these other pending legal matters will have a material adverse effect on the Company s business or financial condition upon final disposition.
The Company is subject to various federal, state, local and foreign laws and regulations governing the use, discharge, disposal and remediation of hazardous materials. Compliance with current laws and regulations has not had, and is not expected to have, a materially adverse effect on the Company s financial condition or results of operations.

Ruckus Wireless Networks
Notes to Combined Financial Statements (continued)
(In Thousands, Unless Otherwise Noted)
12.Geographic Information
Sales to customers located outside of the U.S. comprised 40.6% and 41.6% of total net sales during the years ended December 31, 2025 and 2024, respectively. Sales by geographic region, based on the destination of product shipments or service provided, were as follows:

	Year Ended December 31,
	2025	2024
United States (U.S.)	$ 408,148	$ 304,475
Europe, Middle East and Africa (EMEA)	142,889	104,921
Caribbean and Latin America (CALA)	23,525	23,131
Canada	13,230	8,959
Asia Pacific (APAC)	98,985	79,703
Net sales	$ 686,777	$ 521,189

Long-lived assets, excluding intangible assets, consist substantially of property, plant and equipment and right of use assets. The Company s long-lived assets, excluding intangible assets, located in the U.S., EMEA, and APAC regions represented the following percentages of such long-lived assets: 79%, 3% and 18%, respectively, as of December 31, 2025 and 76%, 3% and 21%, respectively, as of December 31, 2024. The Company does not have long-lived assets, excluding intangible assets, located in the CALA region as of December 31, 2025 and 2024.
13.Subsequent Events
On April 29, 2026, Vistance Networks entered into a definitive agreement (Agreement) with Belden Inc., a Delaware corporation (Belden), pursuant to which Belden has agreed to acquire Ruckus in exchange for $1.846 billion in cash, to be paid by Belden upon closing. Vistance Networks expects to incur approximately $150 million in transaction-related expenses and taxes. The sale is expected to close in the second half of 2026, subject to customary closing conditions, including receipt of applicable regulatory approvals.
The Company evaluated subsequent events through June 15, 2026, the date the financial statements were available to be issued.

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